UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2026 (January 1, 2026)

Business First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip Code)

(225) 248-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 1, 2026, pursuant to the previously announced Agreement and Plan of Reorganization, dated as of July 7, 2025 (the “Reorganization Agreement”), by and between Business First Bancshares, Inc., a Louisiana corporation (“BFST”), and Progressive Bancorp, Inc., a Louisiana corporation (“Progressive”), Progressive merged with and into BFST, with BFST continuing as the surviving corporation (the “Merger”). Immediately after the Merger, Progressive Bank, a Louisiana state-chartered bank and wholly-owned subsidiary of Progressive, merged with and into b1BANK, a Louisiana state-chartered bank and wholly-owned subsidiary of BFST (“b1BANK”), with b1BANK surviving the merger.

Pursuant to the terms of the Reorganization Agreement, each share of Progressive common stock held immediately prior to the effective time of the Merger was converted into the right to receive, without interest, 6.6300 shares of BFST common stock, as adjusted pursuant to the Reorganization Agreement, plus cash, without interest, in lieu of any fractional shares (collectively, the “Per Share Merger Consideration”).

Further, at the effective time of the Merger, each Progressive restricted stock award that was outstanding immediately prior to the effective time was converted automatically into the right to receive the Per Share Merger Consideration in respect of each share of Progressive common stock underlying such Progressive restricted stock award, without interest.

The total aggregate consideration delivered to holders of Progressive common stock was approximately 3,197,185 shares of BFST common stock. The issuance of shares of BFST common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-289858) initially filed by BFST with the U.S. Securities and Exchange Commission (the “SEC”) on August 26, 2025 and declared effective by the SEC on September 16, 2025.

The foregoing description of the Reorganization Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Reorganization Agreement, which was filed as Exhibit 2.1 to BFST’s Current Report on Form 8-K filed with the SEC on July 7, 2025, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the effective time of the Merger, pursuant to the Reorganization Agreement, the Board of Directors of BFST (the “BFST Board”) increased the number of directors of BFST from sixteen (16) to seventeen (17), and appointed Mr. George W. Cummings III to the BFST Board and the Audit Committee of the BFST Board. In addition, at the effective time of the Merger, pursuant to the Reorganization Agreement, the Board of Directors of b1BANK (the “b1BANK Board”) increased the number of directors of b1BANK from sixteen (16) to seventeen (17), and appointed Mr. Cummings to the b1BANK Board and the Loan Committee of the b1BANK Board.

The BFST Board determined that Mr. Cummings is an independent director under applicable Nasdaq listing standards. There is no arrangement or understanding between Mr. Cummings and any other person pursuant to which he was selected as a director of BFST or b1BANK, and there is no family relationship between Mr. Cummings and any of BFST’s other directors or executive officers. Mr. Cummings does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, other than deposits, loans, and other financial services related transactions with b1BANK made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to BFST or b1BANK, and do not involve more than normal risk of collectability or present other features unfavorable to b1BANK.

Prior to joining BFST and b1BANK, Mr. Cummings (age 70) served as chairman and chief executive officer of Progressive. Mr. Cummings has over 45 years of experience in banking.

Item 8.01	Other Events

On January 5, 2026, BFST issued a press release announcing the completion of the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization, dated as of July 7, 2025, by and between Business First Bancshares, Inc. and Progressive Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on July 7, 2025).

99.1	Press release issued by Business First Bancshares, Inc., dated January 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026	BUSINESS FIRST BANCSHARES, INC.

	By:	/s/ David R. Melville III
	Name:	David R. Melville III
	Title:	Chairman, President and Chief Executive Officer